Exhibit 10.13

FORM OF BATS GLOBAL MARKETS, INC.
2016 EMPLOYEE STOCK PURCHASE PLAN

Section 1.                                           Purpose.  The purpose of the Bats Global Markets, Inc. 2016 Employee Stock Purchase Plan (the “Plan”) is to attract, retain, motivate and reward employees of Bats Global Markets, Inc., a Delaware corporation (the “Company”) and its Subsidiaries and strengthen the mutuality of interests between Company employees and the Company’s stockholders by providing Company employees with an opportunity to purchase Shares of the Company.  It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code.  The provisions of the Plan shall, accordingly, be administered, interpreted and construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

Section 2.                                           Definitions.  As used in the Plan, the following terms have the meanings set forth below:

(a)                                 “Applicable Laws” means the requirements relating to the administration of equity-based awards and the related Shares under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable securities and exchange control laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.

(b)                                 “Beneficiary” means a Person or entity entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of a Participant’s death.  If no such person or entity is named by a Participant, or if no Beneficiary designated by such Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

(c)                                  “Board” means the Board of Directors of the Company.

(d)                                 “Code” means the Internal Revenue Code of 1986, as amended.

(e)                                  “Committee” means the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder.

(f)                                   “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee.  Continuous status as an Employee shall not be considered interrupted in the case of a leave of absence except as provided in Section 10(b).

(g)                                  “Designated Subsidiary” means any Subsidiary that has been designated by the Board or the Committee from time to time in its sole discretion among a group consisting of the Company and its Subsidiaries, including corporations that become Subsidiaries after the Effective Date.

(h)                                 “Effective Date” means the effective date of the Company’s initial public offering.

(i)                                     “Eligible Compensation” for an Offering Period means (i) base salary received during such Offering Period by an Eligible Employee for services to the Employer and (ii) commissions or commission income received during such Offering Period by an Eligible Employee.  For the avoidance of doubt, Eligible Compensation shall not include overtime, severance pay, hiring and relocation bonuses, pay in lieu of vacation, sick leave, any other bonus, incentive or other special payments (other than commissions described in clause (ii) above) or any other form of compensation that may be paid from time to time to the Employee from the Employer.  Eligible Compensation for Participants shall be pro-rated based upon the Eligible Compensation which he or she receives on each pay date during such Offering Period.

(j)                                    “Eligible Employee” has the meaning specified in Section 3(a).

(k)                                 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Employer.

(l)                                     “Employer” means, with respect to an Offering Period, the Company and each of its Designated Subsidiaries.

(m)                             “Enrollment Date” means the first day of each Offering Period.

(n)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)                                 “Exercise Date” means the last day of each Offering Period.

(p)                                 “Exercise Price” has the meaning specified in Section 7(b).

(q)                                 “Fair Market Value” means the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which such price is reported) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, fair market value of a Share as determined by the Committee.

(r)                                    “Offering Date” means the first day of each Offering Period.

(s)                                   “Offering Period” means the period described in Section 4.

(t)                                    “Parent” means any corporation which constitutes a “parent” of the Company, within the meaning of Section 424(e) of the Code.

(u)                                 “Participant” means an Eligible Employee who has elected to participate in the Plan.

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(v)                                 “Participant Account” means that separate account maintained under the Plan to record the amount that a Participant has contributed to the Plan during an Offering Period.

(w)                               “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 13(d) thereof.

(x)                                 “Plan” means the BATS Global Markets, Inc. 2016 Employee Stock Purchase Plan.

(y)                                 “Share” means a share of the Company’s common stock, par value $0.01 per share.

(z)                                  “Stock Administrator” means the administrator appointed by the Board or the Committee pursuant to Section 14 to administer the Plan.

(aa)                          “Subscription Agreement” has the meaning specified in Section 5.

(bb)                          “Subsidiary” means a corporation, domestic or foreign, of which at the time of the granting of an option pursuant to Section 7, not less than 50% of the total combined voting power of all classes of stock are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

Section 3.                                           Eligibility.

(a)                                 General Rule.  Any full or part time Employee (i) whose customary employment is at least 20 hours per week, (ii) who has completed 90 days of service with the Employer as of any Enrollment Date, (iii) whose customary employment is for more than five (5) months in any calendar year and (iv) who satisfies any additional criteria that the Committee may determine, in its sole discretion, from time to time shall be eligible to participate as an “Eligible Employee” during the Offering Period beginning on such Enrollment Date, subject to the requirements of Section 5 and the limitations imposed by Section 423(b) of the Code; provided, however, that, subject to Section 423 of the Code, an Employee of a Designated Subsidiary who is a citizen or resident of a foreign jurisdiction shall not be an “Eligible Employee” if the grant of an option under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of an option to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Committee in its sole discretion.

(b)                                 Exceptions.  Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to purchase Shares under the Plan if:

(i)                                     Immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock (including for purposes of this Section 3(b) any stock

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he or she holds outstanding options to purchase) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary computed in accordance with Section 423(b)(3) of the Code, or

(ii)                                  Such option would permit such Employee’s right to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company, its Parent and Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time, in accordance with the provisions of Section 423(b)(8) of the Code.

Section 4.                                           Offering Periods. Each six months shall be an Offering Period, except the initial Offering Period shall, subject to stockholder approval of the Plan in accordance with Section 21, be the period beginning on the first subscription date following the Effective Date and ending on the earlier of the last day of the calendar quarter or the calendar year in which the Effective Date occurs.

Section 5.                                           Participation.

(a)                                 An Eligible Employee shall become a Participant by completing a subscription agreement in such form as shall be specified by the Company (“Subscription Agreement”), and returning it to the Stock Administrator prior to the Enrollment Date for the applicable Offering Period, unless a later time for filing the Subscription Agreement is set by the Committee for all Eligible Employees with respect to such Offering Period.

(b)                                 The Committee may adopt and amend stock purchase sub-plans with respect to employees of non-U.S. Designated Subsidiaries with such provisions as the Committee may deem appropriate to conform with local laws, practices and procedures.  All such sub-plans shall be subject to the limitations on the number of Shares that may be issued under the Plan and, except to the extent otherwise provided in such sub-plans, shall be subject to all of the provisions set forth herein but shall be considered separate offerings under the Plan.

Section 6.                                           Payment for Shares.

(a)                                 At the time a Participant files his or her Subscription Agreement, such Participant shall designate the portion of his or her Eligible Compensation that he or she elects to have withheld during the applicable Offering Period.  Payroll deductions shall be made on each pay date during the Offering Period at a whole percentage rate not to exceed 15% of the Eligible Compensation which a Participant receives on each pay date during the Offering Period.

(b)                                 All deductions during an Offering Period that are made from a Participant’s Eligible Compensation shall be credited to his or her Participant Account under the Plan on an after-tax basis.  A Participant may not make any separate cash payment into his or her Participant Account.

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(c)                                  A Participant may discontinue his or her participation in the Plan as provided in Section 10, but no other change can be made during an Offering Period and, for the avoidance of doubt, a Participant may not alter the amount of his or her Eligible Compensation deductions for that Offering Period.

(d)                                 Unless otherwise specified by a Participant prior to the Enrollment Date of any subsequent Offering Period by completing a Committee-specified process, a Participant shall be deemed to have elected to participate in each subsequent Offering Period to the same extent and in the same manner as the prior Offering Period, subject to the terms and conditions of this Plan and the applicable Subscription Agreement.

Section 7.                                           Grant of Option.

(a)                                 On the Enrollment Date for each Offering Period, each Participant shall be granted an option to purchase on the applicable Exercise Date, a maximum number of 1,500 Shares; provided, however, that the number of Shares subject to such option shall be reduced, if necessary, to a number of Shares which would not exceed the limitations described in Section 3(b) and Section 12(a) hereof.  The Committee may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period of an Offering Period.

(b)                                 The exercise price per Share offered in a given Offering Period (the “Exercise Price”) shall be the lesser of (i) 90% of the Fair Market Value of a Share on the Offering Date for the applicable Offering Period or (ii) 90% of the Fair Market Value of a Share on the applicable Exercise Date.

Section 8.                                           Exercise of Option.  The Participant’s option for the purchase of Shares will be exercised automatically on the Exercise Date of such Offering Period by purchasing the maximum number of Shares subject to such option which may be purchased at the Exercise Price with the funds in his or her Participant Account unless, prior to such Exercise Date, the Participant has withdrawn from the Offering Period pursuant to Section 10.  During a Participant’s lifetime, a Participant’s option to purchase Shares hereunder is exercisable only by such Participant.

Section 9.                                           Delivery.  Unless otherwise provided by the Company, the Stock Administrator shall hold Shares issued pursuant to the exercise of the option until any such Shares are distributed to the Participant, transferred or sold in accordance with procedures established from time to time by the Company or the Stock Administrator. Shares shall be delivered as soon as reasonably practicable after termination of a Participant’s Continuous Status as an Employee or receipt of such request by the Participant for delivery of all Shares, subject to compliance with all applicable law.

Section 10.                                    Withdrawal; Termination of Employment.

(a)                                 A Participant may withdraw all, but not less than all, of the payroll deductions credited to his or her Participant Account for the applicable Offering Period by delivery to the Stock Administrator of notice, in the form specified by the Company,

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on any date up to a certain number of days prior to the Exercise Date to be specified by the Stock Administrator or to be provided for in the applicable Subscription Agreement.  All of the Participant’s payroll deductions credited to his or her Participant Account for such Offering Period will be paid to such Participant as soon as reasonably practicable after receipt of his or her notice of withdrawal.  Such withdrawal shall permanently terminate the Participant’s participation for the Offering Period in which the withdrawal occurs.

(b)                                 In the event of the termination on or before the Exercise Date of the Participant’s Continuous Status as an Employee for any reason, he or she will be deemed to have elected to withdraw from the Plan, and the Participant or his or her Beneficiary (in the event of such Participant’s death) shall receive any funds in his or her Participant Account as soon as reasonably practicable after the date of such withdrawal; provided, however, a Participant who goes on a leave of absence shall be permitted to remain in the Plan with respect to an Offering Period which commenced prior to the beginning of such leave of absence.  Eligible Compensation deductions for a Participant who has been on a leave of absence will resume upon return to work at the same rate as in effect prior to such leave unless the leave of absence begins in one Offering Period and ends in a subsequent Offering Period, in which case the Participant shall not be permitted to re-enter the Plan until a new Subscription Agreement is filed with respect to an Offering Period which commences after such Participant has returned to work from the leave of absence.

(c)                                  A Participant’s withdrawal from one Offering Period will not have any effect upon his or her eligibility to participate in a different Offering Period or in any similar Plan which may hereafter be adopted by the Company.

Section 11.                                    Interest.  No interest shall accrue on the Eligible Compensation deductions of a Participant or on any other amounts in his or her Participant Account.

Section 12.                                    Shares.

(a)                                 The maximum number of Shares which shall be made available for sale under the Plan shall be 200,000 Shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18.  Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to purchase under the Plan, in the sole and absolute discretion of the Board or the Committee.  Further, if for any reason any purchase of Shares pursuant to an option under the Plan is not consummated, the Shares subject to the applicable Subscription Agreement may be made available for sale pursuant to a new Subscription Agreement under the Plan.

(b)                                 If, on a given Exercise Date, the Shares with respect to which options are to be exercised exceed the Shares then available under the Plan, the Committee shall make a pro rata allocation of the remaining Shares that are available for purchase in as uniform a manner as shall be reasonably practicable and as it shall determine to be equitable.  In such event, the Company shall give notice to each Participant of such

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reduction in the number of Shares which such Participant shall be allowed to purchase.  Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue Shares hereunder if, in the opinion of the Company, such issuance would constitute a violation of federal or state securities laws or regulations, the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded or the laws of any country.

Section 13.                                    No Rights as a Stockholder.  Neither the Participant nor his or her Beneficiaries will have any interest or other right in, or dividend or voting rights with respect to, Shares covered by his or her option until such option has been exercised and the related Shares have been purchased under the Plan.  Shares purchased upon exercise of an option shall be entitled to receive dividends on the same basis as other outstanding Shares.

Section 14.                                    Administration.

(a)                                 The Plan shall be administered by the Committee, which shall be appointed by the Board; provided, however, that members of the Board who are Eligible Employees, if any, may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its stockholders and Participants and any Beneficiaries thereof.  The Committee may issue rules and regulations for administration of the Plan.  It shall meet at such times and places as it may determine.

(b)                                 Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have the full power and authority to: (i) subject to Section 423 of the Code, designate Participants; (ii) direct the administration of the Plan by the Stock Administrator in accordance with the provisions herein set forth; (iii) adopt rules of procedure and regulations necessary for the administration of the Plan, provided that such rules are not inconsistent with the terms of the Plan; (iv) determine, in its sole discretion, all questions with regard to rights of Employees and Participants under the Plan, including but not limited to, the eligibility of an Employee to participate in the Plan and the range of permissible percentages of Eligible Compensation an Eligible Employee may specify to be withheld and the maximum amount; (v) enforce the terms of the Plan and the rules and regulations it adopts; (vi) direct or cause the Stock Administrator to direct the distribution of the Shares purchased hereunder; (vii) furnish or cause the Stock Administrator to furnish the Employer with information which the Employer may require for tax or other purposes; (viii) engage the service of counsel (who may, if appropriate, be counsel for the Employer) and agents whom it may deem advisable to assist it with the performance of its duties; (ix) prescribe procedures to be followed by Eligible Employees in electing to participate herein; (x) receive from each Employer and from Eligible Employees such information as shall be necessary for the proper administration of the Plan; (xi) maintain, or cause the Stock Administrator to maintain, separate accounts in the name of each Participant to reflect his or her Participant Account under the Plan; (xii) interpret and construe the Plan in its sole discretion; (xiii) correct any defect, supply any omission and reconcile any inconsistency in the Plan in the manner and to the extent it

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shall deem desirable to carry the Plan into effect; and (xiv) make any changes or modifications necessary to administer and implement the provisions of the Plan in any foreign country to the fullest extent possible. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, administer the Plan.  In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.

Section 15.                                    Transferability.  Neither any monies credited to a Participant’s Participant Account nor any rights with regard to the exercise of an option to purchase Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will or by laws of descent and distribution) by the Participant.  Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that the Company shall treat such act as an election to withdraw funds in accordance with Section 10.

Section 16.                                    Use of Funds.  All Eligible Compensation deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds.

Section 17.                                    Reports.  Individual Participant Accounts will be maintained for each Participant, and statements will be given to Participants promptly following an Exercise Date, which statements will set forth the amount of Eligible Compensation deductions for the applicable Offering Period, the per-Share purchase price, the number of Shares purchased, and the remaining cash balance, if any.

Section 18.                                    Adjustments Upon Changes in Capitalization and Certain Transactions.  Except as would cause the Plan to fail to satisfy the requirements of Section 423 of the Code: (a) in the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split (including a stock split in the form of a stock dividend), reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to outstanding options as the Committee, in its sole discretion, deems equitable or appropriate taking into consideration any applicable accounting and tax consequences, including such adjustments in the limitations in Section 7(a) and Section 12 and in the class and number of Shares and Exercise Price with respect to outstanding options under the Plan; and (b) in the event of any transaction or event described in (a) above, or any unusual or nonrecurring transaction or events affecting the Company or any changes in applicable laws, regulations or accounting principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, is hereby authorized to: (i) provide for either (X) termination of any outstanding option in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon exercise of such option had such option been currently exercisable or (Y) the replacement of such outstanding option with other rights or property selected by the Committee in its sole discretion; (ii) provide that the outstanding options under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the

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stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices; (iii) make adjustments in the number and type of Shares (or other securities or property) subject to outstanding options under the Plan and/or in the terms and conditions of outstanding options and options which may be granted in the future; (iv) shorten the Offering Period then in progress and set a new Exercise Date, which shall be a date immediately prior to the date of any transaction or event described in (a) above and provide for any other necessary procedures to effectuate such actions; and/or (v) provide that all outstanding options shall terminate without being exercised.

Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation.  Except as expressly provided in the Plan or pursuant to action of the Committee, no issuance by the Company or shares of stock of any class, or securities convertible into stock of any class, shall affect, and no adjustment by reason thereof, shall be made with respect to, the number of Shares subject to an option or the grant or Exercise Price of any option.

Section 19.                                    Amendment or Termination.

(a)                                 The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time and for any reason; provided, however, that the Board (i) shall not, without the approval of the stockholders of the Company, increase the maximum number of Shares which may be issued under the Plan (except pursuant to Section 18) or (ii) shall otherwise obtain stockholder approval of any amendment, alteration, suspension, discontinuance or termination of the Plan, if, and to the extent, required by applicable law. Except as specifically provided in the Plan, as required to comply with Section 423 of the Code, or as required to obtain a favorable ruling from the Internal Revenue Service, no such amendment, alteration, suspension, discontinuation or termination of the Plan pursuant to this Section 19 may make any change in any option theretofore granted which adversely affects the rights of any Participant without the consent of such Participant.

(b)                                 The Plan shall automatically terminate on the Exercise Date that Participants become entitled to purchase a number of Shares greater than the number available for purchase under Section 12.

Section 20.                                    Notices.

(a)                                 All notices or other communications by an Eligible Employee or a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

(b)                                 All notices or other communications by the Employer, the Company, the Board or the Committee under or in connection with the Plan shall be deemed to have

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been duly given when (i) personally delivered, including electronic transmission in such form as the Board or the Committee shall direct, or (ii) placed in the mail of the country of the sender in an envelope addressed to the last known address of the person to whom the notice is given.

Section 21.                                    Stockholder Approval.  The effectiveness of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.  Notwithstanding any provision to the contrary, failure to obtain such stockholder approval shall void the Plan, any options granted under the Plan, any Share purchases pursuant to the plan, and all rights of all Participants.

Section 22.                                    Conditions Upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated under both sets of laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.  As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

Section 23.                                    Withholding; Disqualifying Disposition.  Notwithstanding any other provision of the Plan, at the time a Participant’s option under the Plan is exercised, in whole or in part, or at the time some or all of the Shares issued under the Plan are disposed of by a Participant, the Participant must make adequate provision for his or her Employer’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Shares.  At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation, the amount necessary for the Company to meet applicable tax withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to a sale or early disposition of Shares by the Participant.

Section 24.                                    Effective Date of the Plan. The Plan shall be effective as of the Effective Date, subject to its approval by the stockholders of the Company as described in Section 21.

Section 25.                                    Term of Plan.  The Plan shall continue in effect until the earliest to occur of (a) the tenth-year anniversary of the Effective Date; (b) the maximum number of Shares available for issuance under the Plan have been issued in accordance with Section 19(a); (c) the Board terminates the Plan in accordance with Section 19(a); or (d) the failure to obtain stockholder approval pursuant to Section 21.

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Section 26.                                    No Rights Implied.  Nothing contained in the Plan, any modification or amendment to the Plan, or the creation of any Participant Account, the execution of any Subscription Agreement, or the issuance of any Shares, shall give any Employee or Participant any right to continue his or her employment, any legal or equitable right against the Employer or Company or any officer, director, or employee of the Employer or the Company, or interfere in any way with the Employer’s or the Company’s right to terminate or otherwise modify an Employee’s employment at any time, except as expressly provided by the Plan.

Section 27.                                    Severability.  If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or entity, or would disqualify the Plan under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction, person or entity, and the remainder of the Plan shall remain in full force and effect.

Section 28.                                    Waiver of Notice.  Any person entitled to notice under the Plan may waive such notice.

Section 29.                                    Successors and Assigns.  The Plan shall be binding upon all persons entitled to purchase Shares under the Plan, their respective heirs, legatees, and legal representatives, including, without limitation, such person’s estate and the executors, any receiver, trustee in bankruptcy or representative of creditors of such person, and upon the Employer, its successors and assigns.

Section 30.                                    Headings.  The titles and headings of the sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

Section 31.                                    Governing Law.  The Plan shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof, except to the extent Delaware law is preempted by federal law.  The obligation of the Employer to sell and deliver Shares under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Shares.

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Date 14 September 2014

THE BATS UK SHARE INCENTIVE PLAN

As amended on February 16, 2016

Macfarlanes LLP

20 Cursitor Street

London EC4A 1LT

CONTENTS

Clause		Page
1	Definitions	1
2	Purpose of the Plan	4
3	Eligibility of individuals	5
4	Participation on same terms	5
5	Free Shares	5
6	Partnership Shares	8
7	Matching Shares	10
8	Dividend Shares	11
9	Forfeiture of free and matching shares	13
10	Company reconstructions	13
11	Rights issues	14
12	Withholding	15
13	Relationship between the plan and the participant’s employment	15
14	Call Right	15
15	No assignment	16
16	General	16
17	Data Protection	16
18	Governing law	16

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The BATS UK Share Incentive Plan

1                                                   Definitions

1.1                                         In this Plan, the following words and expressions shall have the following meanings:

Accumulation Period: in relation to Partnership Shares, the period (not exceeding 12 months or such other period as is specified in paragraph 51(1) of the Schedule from time to time) during which the Trustees accumulate a Qualifying Employee’s Partnership Share Money before acquiring Partnership Shares or repaying it to the employee;

Acquisition Date:

(a)                       in relation to Partnership Shares, where there is no Accumulation Period, the meaning given by paragraph 50(4) of the Schedule;

(b)                       in relation to Partnership Shares, where there is an Accumulation Period, the meaning given by paragraph 52(5) of the Schedule; and

(c)                        in relation to Dividend Shares, the meaning given by paragraph 66(4) of the Schedule;

Associated Company: the same meaning as in paragraph 94 of the Schedule;

Award Date                   in relation to Free Shares or Matching Shares, the date on which such Shares are awarded;

Award:

(a)                       in relation to Free Shares and Matching Shares, the appropriation of Free Shares and Matching Shares in accordance with the Plan; and

(b)                       in relation to Partnership Shares, the acquisition of Partnership Shares on behalf of Qualifying Employees in accordance with the Plan;

Board: the board of directors of the Company or a duly constituted committee of it;

Capital Receipt: the same meaning as in section 502 of ITEPA 2003;

the Company: BATS Global Markets, Inc;

Connected Company: the same meaning as in paragraph 18(3) of the Schedule;

Control: the same meaning as in section 995 ITA 2007;

CTA 2010: the Corporation Tax Act 2010;

Dealing Day: a day on which the Stock Exchange is open for the transaction of business;

the Deed: the trust deed between the Company and the Trustees by which the BATS SIP Trust was established;

Dividend Shares: Shares acquired on behalf of a Participant from reinvestment of dividends under Part D of the Plan and which are subject to the Plan;

Forfeiture Period: where the Board has decided pursuant to Rule 9 that forfeiture will apply, the period specified by the Board, which shall be (a) the same for all Free Shares and Matching Shares included in the same Award and (b) a period of not more than 3 years from the Award Date;

Free Share Agreement: an agreement on the terms determined by the Board from time to time, but at all times compliant with the requirements set out in the Schedule;

Free Shares: Shares awarded under Part A of the Plan which are subject to the Plan;

Good Leaver: a Participant who ceases to be in Relevant Employment:

(a)                       because of injury or disability,

(b)                       on being dismissed by reason of redundancy within the meaning of the Employment Rights Act 1996,

(c)                        by reason of a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006,

(d)                       if the Relevant Employment is employment by an Associated Company, by reason of that Associated Company ceasing to be an Associated Company,

(e)                        by reason of the Participant’s retirement, or

(f)                         by reason of the Participant’s death.

or for such other reasons specified by paragraph 32(2) of the Schedule from time to time;

Group: the Company and its Subsidiaries (each such company being a Group Company);

Group Plan: the Plan as established by the Company and extending to its Subsidiaries which are Participating Companies;

Holding Period:

(a)                       in relation to Free Shares, the period specified by the Company as mentioned in Rule 5.11;

(b)                       in relation to Matching Shares, the period specified by the Company as mentioned in Rule 7.4; and

(c)                        in relation to Dividend Shares, the period of 3 years from the Acquisition Date;

Initial Market Value: the Market Value of a Share on an Award Date. Where the Share is subject to a restriction or risk of forfeiture, the Market Value shall be determined without reference to that restriction or risk;

Investor Rights Agreement: the Investor Rights Agreement dated 31 January 2014 between the Company and various shareholders, and any amendments to the Investor Rights Agreement;

ITA 2007: the Income Tax Act 2007;

ITEPA 2003: the Income Tax (Earnings and Pensions) Act 2003;

Listed: traded on the main market of the Stock Exchange;

Market Value:

(a)                       where the Shares are Listed, on any day the average of the middle market quotations of a Share as derived from the Daily Official List of the Stock Exchange for the 5 immediately preceding Dealing Days; or

(b)                       where the Shares are not Listed, on any day the Market Value of a Share determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act

1992 and, as necessary, agreed for the purposes of the Plan with HM Revenue and Customs Shares Valuation on or before that day;

Matching Shares: Shares awarded under Part C of the Plan and which are subject to the Plan;

NICs: National Insurance Contributions;

Participant: an individual who has received under the Plan an Award of Free Shares, Matching Shares or Partnership Shares, or on whose behalf Dividend Shares have been acquired;

Participating Company: the Company and such of its Subsidiaries as have executed deeds of adherence to the Plan under clause 16 of the Deed;

Partnership Shares: Shares awarded under Part B of the Plan and which are subject to the Plan;

Partnership Share Agreement: an agreement on the terms determined by the Board from time to time, but at all times compliant with the requirements set out in the Schedule;

Partnership Share Money: money deducted from a Qualifying Employee’s Salary pursuant to a Partnership Share Agreement and held by the Trustees to acquire Partnership Shares; or to be returned to such a person

Performance Allowances: The criteria for an Award of Free Shares where:

(a)                       whether Shares are awarded; or

(b)                       the number or value of Shares awarded, is conditional on performance targets being met;

the Plan: this BATS UK Share Incentive Plan, which is a schedule to the BATS Global Markets, Inc. Employee Stock Purchase Plan and to the BATS Global Markets, Inc. 2016 Employee Stock Purchase Plan;

Plan Shares:

(a)                       Free Shares, Matching Shares or Partnership Shares awarded to Participants;

(b)                       Dividend Shares acquired on behalf of Participants, and

(c)                        shares in relation to which paragraph 87(1) (consequences of company reconstructions) of the Schedule applies;

that remain subject to the Plan;

Plan Termination Notice: a notice issued under paragraph 89 of the Schedule;

Qualifying Company: the same meaning as in Paragraph 17 of the Schedule;

Qualifying Corporate Bond: the same meaning as in section 117 of the Taxation of Chargeable Gains Act 1992;

Qualifying Employee: an employee who must be invited to participate in an award in accordance with Rule 3.3 and any employee who the Company has invited in accordance with Rule 3.4;

Qualifying Period: a period determined by the Committee in respect of each Award which:

(a)                       in the case of Free Shares, shall be not more than 18 months before the Award is made;

(b)                       in the case of Partnership Shares and Matching Shares where there is an Accumulation period, shall not be more than 6 months before the start of the Accumulation Period;

(c)                        in the case of Partnership Shares and Matching Shares where there is no Accumulation Period, shall not be more than 18 months before the deduction of Partnership Share Money relating to the Award;

Redundancy: the same meaning as in the Employment Rights Act 1996;

Relevant Employment: employment by the Company or any Associated Company;

Salary: the same meaning as in paragraph 43(4) of the Schedule;

the Schedule: Schedule 2 to ITEPA 2003;

Schedule 2 Plan: means a share incentive plan which satisfies the requirements of Parts 2 to 9 of the Schedule and has been notified to HMRC in accordance with paragraph 81A of the Schedule;

Shares: ordinary shares in the capital of the Company which comply with the conditions set out in paragraph 25 of the Schedule;

the Stock Exchange: the London Stock Exchange PLC or its successor;

Subsidiary: any company which is for the time being under the Control of the Company;

Tax Year: a year beginning on 6 April and ending on the following 5 April;

the Trustees: the trustees or trustee of the Plan;

the Trust Fund: all assets transferred to the Trustees to be held on the terms of the Deed and the assets from time to time representing such assets, including any accumulations of income; and

the Trust Period: the period beginning on the date of the Deed and ending on the day before the 80th anniversary of the date of the Deed.

1.2                                         In this Plan (unless the context requires otherwise):

(a)         any reference to any statute or statutory provision shall be construed as including a reference to any modification, re-enactment or extension of such statute or statutory provision for the time being in force, to any subordinate legislation made under the same;

(b)         the singular includes a references to the plural and vice versa;

(c)          the masculine gender shall include the feminine gender; and

(d)         any reference to a Rule is to a rule of this Plan.

2                                                   Purpose of the Plan

The purpose of the Plan is to enable employees of Participating Companies to acquire shares in a company which give them a continuing stake in that company.

3                                                   Eligibility of individuals

3.1                                         Individuals are eligible to participate in an Award only if:

3.1.1                                                  they are employees of a Participating Company;

3.1.2                                                  they have been employees of a Qualifying Company at all times during any Qualifying Period;

3.1.3                                                  they are eligible on the date(s) set out in paragraph 14(1) of the Schedule; and

3.1.4                                                  they do not fail to be eligible under Rule 3.2.

3.2                                         Individuals are not eligible to participate in an Award of Free Shares, Partnership Shares or Matching Shares in any Tax Year if in that Tax Year they are at the same time participating in an award under another Schedule 2 Plan established by the Company or a Connected Company, or if they would have received such an award but for their failure to meet a performance target (see Rule 5.5).  If the Qualifying Employee participates in an Award in a Tax Year in which he has already participated in an award of shares under one or more Schedule 2 Plans established by the Company or a Connected Company then the limits specified in Rules 5.4, 6.2 and 7.3 apply as if the Plan and the other Schedule 2 Plan or Plans were a single plan as required by paragraph 18A of the Schedule.

3.3                                         Employees who must be invited to participate in Awards

3.3.1                                                  Individuals shall be eligible to receive an Award of Shares under the Plan if they meet the requirements in Rule 3.1 and are UK resident taxpayers (within the meaning of paragraph 8(2) of the Schedule).

3.3.2                                                  In this case they shall be invited to participate in any Awards of Free Shares, Partnership Shares or Matching Shares, and acquisitions of Dividend Shares, as are set out in the Plan.

3.4                                         Employees who may be invited to participate in Award

The Company may also invite any employee who meets the requirements in Rule 3.1 to participate in any Award of Free Shares, Partnership Shares or Matching Shares, and acquisitions of Dividend Shares, as are set out in the Plan.

4                                                   Participation on same terms

4.1                                         Where Awards are to be made to Qualifying Employees, every Qualifying Employee shall be invited to participate in an Award on the same terms. All who do participate in an Award shall (subject to Rule 4.2) do so on the same terms.

4.2                                         The Company may make an Award of Free Shares to Qualifying Employees by reference to their remuneration, length of service or hours worked.

4.3                                         The Company may make an Award of Free Shares to Qualifying Employees by reference to their performance as set out in Rule 5.5.

PART A

5                                                   Free Shares

5.1                                         The Trustees, acting with the prior consent of the Company, may from time to time award Free Shares.

5.2                                         If the Trustees award Free Shares, every Qualifying Employee shall be offered the opportunity to enter into an agreement with the Company (a “Free Share Agreement”) on the terms determined by the Board from time to time, but at all times compliant with the requirements set out in the Schedule.

5.3                                         The number of Free Shares to be awarded by the Trustees to each Qualifying Employee on an Award Date shall be determined by the Company in accordance with this Rule.

5.4                                         Maximum annual Award

The Initial Market Value of the Shares awarded to a Qualifying Employee in any Tax Year shall not exceed £3,600 (or such other amount as is permitted by the Schedule from time to time).

5.5                                         Allocation of Free Shares by reference to performance

The Company may stipulate that the number of Free Shares (if any) to be awarded to each Qualifying Employee on a given Award Date shall be determined by reference to Performance Allowances.

5.6                                         If Performance Allowances are used, they shall apply to all Qualifying Employees.

5.6.1                                                  Performance Allowances shall be determined by reference to such fair and objective criteria (performance targets) relating to business results as the Company shall determine over such period as the Company shall specify;

5.6.2                                                  performance targets must be set for performance units of one or more employees; and

5.6.3                                                  for the purposes of an Award of Free Shares an employee must not be a member of more than one performance unit.

5.7                                         Where the Company decides to use Performance Allowances it shall, as soon as reasonably practicable:

5.7.1                                                  notify each employee participating in the Award of the performance targets and measures which, under the Plan, shall be used to determine the number or value of Free Shares awarded to him; and

5.7.2                                                  notify all Qualifying Employees of the Company or, in the case of a Group Plan, of any Participating Company, in general terms, of the performance targets and measures to be used to determine the number or value of Free Shares to be awarded to each Participant in the Award

5.8                                         The Company shall determine the number of Free Shares (if any) to be awarded to each Qualifying Employee by reference to performance using Method 1 or Method 2.  The same method shall be used for all Qualifying Employees for each Award.

5.9                                         Performance Allowances: method 1

By this method:

5.9.1                                                  at least 20% of Free Shares awarded in any performance period shall be awarded without reference to performance;

5.9.2                                                  the remaining Free Shares shall be awarded by reference to performance; and

5.9.3                                                  the highest Award made to an individual by reference to performance in any period shall be no more than four times the highest Award to an individual without reference to performance.

If this Method is used:

5.9.3.1                                                           the Free Shares awarded without reference to performance (paragraph (a) above) shall be awarded on the same terms mentioned in Rule 4; and

5.9.3.2                                                           the Free Shares awarded by reference to performance (paragraph (b) above) need not be allocated on the same terms mentioned in Rule 4.

5.10                                  Performance Allowances: method 2

By this method:

5.10.1                                           some or all Free Shares shall be awarded by reference to performance;

5.10.2                                           the Award of Free Shares to Qualifying Employees who are members of the same performance unit shall be made on the same terms, as mentioned in Rule 4; and

5.10.3                                           Free Shares awarded for each performance unit shall be treated as separate Awards.

5.11                                  Holding Period for Free Shares

5.11.1                                           The Company shall, in relation to each Award Date, specify a Holding Period throughout which a Participant shall be bound by the terms of the Free Share Agreement.

5.11.2                                           The Holding Period shall, in relation to each Award, be a specified period of not less than 3 years nor more than 5 years (or such other periods required by the Schedule from time to time), beginning with the Award Date and shall be the same for all Participants who receive an Award at the same time. The Holding Period shall not be increased in respect of Free Shares already awarded under the Plan.

5.11.3                                           Participants may during the Holding Period direct the Trustees:

5.11.3.1                                                    to accept an offer for any of their Free Shares if the acceptance or agreement shall result in a new holding being equated with those shares for the purposes of capital gains tax; or

5.11.3.2                                                    to accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for their Free Shares if the offer forms part of such a general offer as is mentioned in Rule 5.11.3.3; or

5.11.3.3                                                    to accept an offer of cash, with or without other assets, for their Free Shares if the offer forms part of a general offer which is made to holders of shares of the same class as their shares, or to holders of shares in the same company and which is made in the first instance on a condition such that if it is satisfied the person making the offer shall have control of that company, within the meaning of sections 450 and 451 of CTA 2010; or

5.11.3.4                                                    to agree to a transaction affecting their Free Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting;

(i)                           all of the ordinary share capital of the company or, as the case may be, all the shares of the class in question; or

(ii)                        all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a Schedule 2 Plan.

PART B

6                                                   Partnership Shares

6.1                                         The Company may at any time invite every Qualifying Employee to enter into an agreement with the Company (a “Partnership Share Agreement”) on the terms determined by the Board from time to time, but at all times compliant with the requirements set out in the Schedule.

6.2                                         Maximum amount of deductions

6.2.1                                                  The amount of Partnership Share Money deducted from an employee’s Salary shall not exceed £1,800 in a Tax Year.

6.2.2                                                  The amount of Partnership Share Money deducted in a Tax year must not exceed 10% (or such other amount as is permitted by the Schedule from time to time) of the employee’s Salary for that Tax Year.

6.2.3                                                  Any amount deducted in excess of that allowed by Rule 6.2.1 or 6.2.2 shall be paid over to the employee, subject to both deduction of income tax under PAYE and NICs, as soon as practicable.

6.3                                         Minimum amount of deductions

The minimum amount to be deducted under the Partnership Share Agreement on any occasion shall be the same in relation to all Partnership Share Agreements entered into in response to invitations issued on the same occasion. It shall not be greater than £10 (or such other amount as is permitted by the Schedule from time to time).

6.4                                         Notice of possible effect of deductions on benefit entitlement

Every Partnership Share Agreement shall contain a notice under paragraph 48 of the Schedule.

6.5                                         Restriction imposed on number of Shares awarded

6.5.1                                                  The Company may specify the maximum number of Shares to be included in an Award of Partnership Shares.

6.5.2                                                  The Partnership Share Agreement shall contain an undertaking by the Company to notify each Qualifying Employee of any restriction on the number of Shares to be included in an Award.

6.5.3                                                  The notification in Rule 6.5.2 above shall be given:

6.5.3.1                                                           if there is no Accumulation Period, before the deduction of the Partnership Share Money relating to the Award; and

6.5.3.2                                                           if there is an Accumulation Period, before the beginning of the Accumulation Period relating to the Award.

6.6                                         Plan with no Accumulation Period

The Trustees shall acquire Shares on behalf of the Qualifying Employee using the Partnership Share Money. They shall acquire the Shares on the Acquisition Date. The number of Shares awarded to each employee shall be determined in accordance with the Market Value of the Shares on that date.

6.7                                         Plan with Accumulation Period

6.7.1                                                  If there is an Accumulation Period, the Trustees shall acquire Shares on behalf of the Qualifying Employee, on the Acquisition Date, using the Partnership Share Money.

6.7.2                                                  The number of Shares acquired on behalf of each Participant shall be determined by reference to the Market Value of the Shares on the Acquisition Date.

6.7.3                                                  If a transaction occurs during an Accumulation Period which results in a new holding of shares being equated for the purposes of capital gains tax with any of the shares to be acquired under the Partnership Share Agreement, the employee may agree that the Partnership Share Agreement shall have effect after the time of that transaction as if it were an agreement for the purchase of shares comprised in the new holding.

6.8                                         Surplus Partnership Share Money

Any surplus Partnership Share Money remaining after the acquisition of Shares by the Trustees may with the agreement of the Participant be carried forward to the next Accumulation Period failing which it shall be paid over to the Participant, subject to both deduction of income tax under PAYE and NICs, as soon as practicable.

6.9                                         Scaling down

6.9.1                                                  If the Company receives applications for Partnership Shares exceeding the Award maximum determined in accordance with Rule 6.5 the number of Partnership Shares acquired on behalf of each Participant shall be reduced pro rata.

6.9.2                                                  Each application shall be deemed to have been modified or withdrawn accordingly and each employee who has applied for Partnership Shares shall be notified of the change.

6.10                                  Stopping and Restarting deductions

6.10.1                                           An employee may at any time give notice in writing to the Company to stop deductions under the Partnership Share Agreement. Unless a later date is specified in the notice the Company will ensure within 30 days of receiving the notice that no further deductions are made under the Partnership Share Agreement.

6.10.2                                           An employee who has stopped deductions may subsequently give notice in writing to the Company to restart deductions under the Partnership Share Agreement but the employee may not make up any deductions that have been missed. An employee may not restart deductions more than once in any Accumulation Period. On receipt of a restart notice the Company will ensure that deductions are restarted under the Partnership Share Agreement not later than the restart date within the meaning of paragraph 54(6) of the Schedule (the date of the first deduction due under the Partnership Share Agreement more than 30 days after receipt of the notice to restart deductions).

6.11                                  Access to Partnership Shares

When Partnership Shares have been awarded to a Participant, the Participant may at any time withdraw any or all of the Partnership Shares from the Plan.

6.12                                  Withdrawal from Partnership Share Agreement

An employee may withdraw from a Partnership Share Agreement at any time by notice in writing to the Company. Unless a later date is specified in the notice, such a notice shall take effect 30 days after the Company receives it. Any Partnership Share Money then held on behalf of an employee shall be paid over to that employee as soon as practicable. This payment shall be subject to income tax under PAYE and NICs.

6.13                                  Repayment of Partnership Share Money on withdrawal of approval or Termination

If the Plan ceases to be a Schedule 2 Plan by virtue of paragraph 81(H) or 81(I) of the Schedule or a Plan Termination Notice is issued in respect of the Plan, any Partnership Share Money held on behalf of employees shall be repaid to them, subject to deduction of income tax under PAYE, and NICs, as follows:

6.13.1                                           if the Plan ceases to be a Schedule 2 Plan, as soon as practicable from the last day of the period in which notice of an appeal under paragraph 81K(3) of the Schedule may be given or, if notice of such an appeal is given, the day on which the appeal is determined or withdrawn; or

6.13.2                                           if a Plan Termination Notice is issued, as soon as practicable after such issue.

PART C

7                                                   Matching Shares

7.1                                         The Partnership Share Agreement sets out the basis on which a Participant is entitled to Matching Shares in accordance with this Part of the Rules.

7.2                                         General requirements for Matching Shares

Matching Shares shall:

7.2.1                                                  be Shares of the same class and carrying the same rights as the Partnership Shares to which they relate;

7.2.2                                                  subject to Rule 7.4, be awarded on the same day as the Partnership Shares to which they relate are acquired on behalf of the Participant; and

7.2.3                                                  be awarded to all Participants on exactly the same basis.

7.3                                         Ratio of Matching Shares to Partnership Shares

7.3.1                                                  The Partnership Share Agreement shall specify the ratio of Matching Shares to Partnership Shares for the time being offered by the Company and that ratio shall not exceed 2:1 (or such other ratio as is permitted by the Schedule from time to time). The Company may vary the ratio before Partnership Shares are acquired.  Employees shall be notified of the terms of any such variation before the Partnership Shares are awarded under the Partnership Share Agreement.

7.3.2                                                  If the Partnership Shares on that day are not sufficient to produce a Matching Share, the match shall be made when sufficient Partnership Shares have been acquired to allow at least one Matching Share to be appropriated.

7.4                                         Holding Period for Matching Shares

7.4.1                                                  The Company shall, in relation to each Award Date, specify a Holding Period throughout which a Participant shall be bound by the terms of the Partnership Share Agreement.

7.4.2                                                  The Holding Period shall, in relation to each Award, be a specified period of not less than 3 years nor more than 5 years (or such other periods as required by the Schedule from time to time), beginning with the Award Date and shall be the same for all Participants who receive an Award at the same time. The Holding Period shall not be increased in respect of Matching Shares awarded under the Plan.

7.4.3                                                  Participants may during the Holding Period direct the Trustees:

7.4.3.1                                                           to accept an offer for any of their Matching Shares if the acceptance or agreement shall result in a new holding being equated with those original Shares for the purposes of capital gains tax; or

7.4.3.2                                                           to accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for their Matching Shares if the offer forms part of such a general offer as is mentioned in Rule 7.4.3.3; or

7.4.3.3                                                           to accept an offer of cash, with or without other assets, for their Matching Shares if the offer forms part of a general offer which is made to holders of shares of the same class as their Shares or to the holders of shares in the same company, and which is made in the first instance on a condition such that if it is satisfied the person making the offer shall have control of that company, within the meaning of sections 450 and 451 of CTA 2010; or

7.4.3.4                                                           to agree to a transaction affecting their Matching Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting;

(i)                           all of the ordinary share capital of the company or, as the case may be, all the shares of the class in question; or

(ii)                        all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a plan approved under the Schedule.

PART D

8                                                   Dividend Shares

8.1                                         Reinvestment of cash dividends

8.1.1                                                  The Free Share Agreement or Partnership Share Agreement, as appropriate, shall set out the rights and obligations of Participants receiving Dividend Shares under the Plan.

8.1.2                                                  The Company may direct that some or all of the cash dividends in respect of Plan Shares held on behalf of Participants may be applied in acquiring further Plan Shares on their behalf.

8.1.3                                                  Dividend Shares shall be Shares:

8.1.3.1                                                           of the same class and carrying the same rights as the Shares in respect of which the dividend is paid; and

8.1.3.2                                                           which are not subject to any provision for forfeiture.

8.1.4                                                  The Company may decide:

8.1.4.1                                                           to apply all Participants’ dividends to acquire Dividend Shares;

8.1.4.2                                                           to pay all dividends in cash to all Participants; or

8.1.4.3                                                           to offer Participants the choice of either 8.1.4.1 or 8.1.4.2 above.

8.1.5                                                  The Company may modify or revoke any direction for reinvestment of cash dividends.

8.1.6                                                  In exercising their powers in relation to the acquisition of Dividend Shares the Trustees must treat Participants fairly and equally.

8.1.7                                                  The Trustees shall apply all cash dividends which are to be used to acquire Shares in acquiring shares on behalf of the Participant on the Acquisition Date. The number of Dividend Shares acquired on behalf of each Participant shall be determined by the Market Value of the Shares on the Acquisition Date.

8.2                                         Certain amounts not reinvested to be carried forward

8.2.1                                                  Any amount that is not reinvested:

8.2.1.1                                                           because the amount of the cash dividend is insufficient to acquire a Share; or

8.2.1.2                                                           because there is an amount remaining after acquiring the Dividend Shares;

may be retained by the Trustees and carried forward to be added to the amount of the next cash dividend to be reinvested.

8.2.2                                                  If, during the period of three years (or such other period required by the Schedule from time to time) beginning with the date on which the dividend was paid:

8.2.2.1                                                           it is not reinvested; or

8.2.2.2                                                           the Participant ceases to be in Relevant Employment; or

8.2.2.3                                                           a Plan Termination Notice is issued

the amount shall be repaid to the Participant as soon as practicable. On making such a payment, the Participant shall be provided with the information specified in paragraph 80(4) of the Schedule.

8.3                                         Holding Period for Dividend Shares

8.3.1                                                  The Holding Period shall be a period of 3 years, beginning with the Acquisition Date.

8.3.2                                                  Participants may during the Holding Period direct the Trustees:

8.3.2.1                                                           to accept an offer for any of their Dividend Shares if the acceptance or agreement shall result in a new holding being equated with those shares for the purposes of capital gains tax; or

8.3.2.2                                                           to accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for their Dividend Shares if the offer forms part of such a general offer as is mentioned in Rule 8.3.2.3; or

8.3.2.3                                                           to accept an offer of cash, with or without other assets, for their Dividend Shares if the offer forms part of a general offer which is made to holders of shares of the same class as their shares or to holders of shares in the same company, and which is made in the first instance on a condition such that if it is satisfied the person making the offer shall have control of that company, within the meaning of sections 450 and 451 of CTA 2010; or

8.3.2.4                                                           to agree to a transaction affecting their Dividend Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting;

(i)                           all of the ordinary share capital of the company or, as the case may be, all the shares of the class in question; or

(ii)                        all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a plan approved under the Schedule.

8.3.3                                                  Where a Participant is charged to tax in the event of their Dividend Shares ceasing to be subject to the Plan, they shall be provided with the information specified in paragraph 80(4) of the Schedule.

9                                                   Forfeiture of free and matching shares

9.1                                         The Board may specify in the Free Share Agreement (in respect of Free Shares) and/or the Partnership Share Agreement (in respect of Matching Shares) that a Participant shall forfeit some or all of their Free Shares or Matching Shares if during the Forfeiture Period:

9.1.1                                                  the Participant ceases to be in Relevant Employment and is not a Good Leaver;

9.1.2                                                  the Participant withdraws from the Plan his Free Shares or Matching Shares, other than by reason of the occurrence of an event referred to in Rule 5.11 (in the case of Free Shares) or Rule 7.4 (in the case of Matching Shares); or

9.1.3                                                  in the case of Matching Shares, the Participant withdraws from the Plan the Partnership Shares in respect of which the Matching Shares were awarded, other than by reason of (a) being a Good Leaver or (b) the occurrence of an event referred to in Rule 7.4.

10                                            Company reconstructions

10.1                                  The following provisions of this Rule apply if there occurs in relation to any of a Participant’s Plan Shares (referred to in this Rule as the “Original Holding”):

10.1.1                                           a transaction which results in a new holding (referred to in this Rule as the “New Holding”) being equated with the Original Holding for the purposes of capital gains tax; or

10.1.2                                           a transaction which would have that result but for the fact that what would be the new holding consists of or includes a Qualifying Corporate Bond.

10.2                                  If an issue of shares of any of the following description (in respect of which a charge to income tax arises) is made as part of a company reconstruction, those shares shall be treated for the purposes of this Rule as not forming part of the New Holding:

10.2.1                                           redeemable shares or securities issued as mentioned in sections 1003 or 1004 of CTA 2010;

10.2.2                                           share capital issued in circumstances such that section 1022 of CTA 2010 applies; or

10.2.3                                           share capital to which any of sections 1049 to 1051 of CTA 2010 apply.

10.3                                  In this Rule:

“Corresponding Shares” in relation to any New Shares, means the Shares in respect of which the New Shares are issued or which the New Shares otherwise represent;

“New Shares” means shares comprised in the New Holding which were issued in respect of, or otherwise represent, shares comprised in the Original Holding.

10.4                                  Subject to the following provisions of this Rule, references in this Plan to a Participant’s Plan Shares shall be respectively construed, after the time of the company reconstruction, as being or, as the case may be, as including references to any New Shares.

10.5                                  For the purposes of the Plan:

10.5.1                                           a company reconstruction shall be treated as not involving a disposal of Shares comprised in the Original Holding; and

10.5.2                                           the date on which any New Shares are to be treated as having been appropriated to or acquired on behalf of the Participant shall be that on which Corresponding Shares were so appropriated or acquired.

10.6                                  In the context of a New Holding, any reference in this Rule to shares includes securities and rights of any description which form part of the New Holding for the purposes of Chapter II of Part IV of the Taxation of Chargeable Gains Act 1992.

11                                            Rights issues

11.1                                  Any shares or securities allotted under clause 12 of the Deed shall be treated as Plan Shares identical to the shares in respect of which the rights were conferred.  They shall be treated as if they were awarded to or acquired on behalf of the Participant under the Plan in the same way and at the same time as those shares.

11.2                                  Rule 11.1 does not apply:

11.2.1                                           to shares and securities allotted as the result of taking up a rights issue where the funds to exercise those rights were obtained otherwise than by virtue of the Trustees disposing of rights in accordance with this rule; or

11.2.2                                           where the rights to a share issue attributed to Plan Shares are different from the rights attributed to other ordinary shares of the company.

12                                            Withholding

The Company may withhold any amounts or make such arrangements, including the sale of any Shares on behalf of any Participant, as may be necessary or desirable to meet any liability for Taxes in respect of a Participant’s participation in the Plan.

13                                            Relationship between the plan and the participant’s employment

13.1                                  Awards made under the Plan and any profits or gains made as a result of such awards are not pensionable under any of the Group’s pension arrangements.

13.2                                  Participation in the Scheme does not:

13.2.1                                           confer upon any person any right to participate in the Plan at any time in the future either at all or on any particular basis;

13.2.2                                           confer upon any person any right to continue in employment with any Group Company;

13.2.3                                           restrict the right of any Group Company to terminate the employment of any Qualifying Employee without liability at any time with or without cause;

13.2.4                                           impose upon the Company or the Board any duty to exercise any power or discretion under the Plan to the advantage of any Qualifying Employee; or

13.2.5                                           impose upon any Group Company or the Board or their representatives, agents and employees any liability whatsoever (whether in contract, tort, or otherwise howsoever) in connection with:

13.2.5.1                                                    the loss of an Qualifying Employee’s right or eligibility to receive any Shares under the Plan;

13.2.5.2                                                    the loss of any individual’s eligibility to be granted Awards under the Plan; and/or

13.2.5.3                                                    the manner in which any power or discretion under the Plan is exercised or the failure or refusal of any person to exercise any power or discretion under the Plan.

13.3                                  Awards under the Plan shall not afford to a Participant any additional right to compensation on the termination of his employment which would not have existed had the Plan not existed and, accordingly, any individual who participates in the Plan shall waive any rights to compensation or damages in consequence of the termination of his office or employment with a company in the Group for any reason whatsoever insofar as these rights arise or may arise from him ceasing to have rights under the Plan as a result of such termination or from the loss or diminution in value of such rights and/or entitlements notwithstanding any provision to the contrary in his contract of employment.

14                                            Call Right

14.1                                  For a period of ninety days, or such longer period (not to exceed 6 months) as may reasonably be required by the Company to obtain a valuation of its Shares, following a Participant ceasing to be a Qualifying Employee, the Company shall have the right, but not the obligation, to elect to purchase all, or any portion, of the Shares received by the Participant under the Plan (in relation to the BATS Global Markets, Inc. Employee Stock Purchase Plan only) and still owned by the Participant on the date of such cessation.

14.2                                  The purchase price shall be Market Value as determined on the date of such cessation, payable in a lump sum in cash.  The Company shall give written notice of its intent to purchase the Shares to the Participant within the period specified in Rule 14.1 above.  The actual purchase shall occur on such date as the Company may specify and may occur after the end of the period specified in Rule 14.1.  The Board may adopt, from time to time, rules or procedures governing such purchases which shall be binding on the Participant.

15                                            No assignment

No Participant may transfer, assign, charge or otherwise dispose of or deal with their rights in respect of any Award made under the Plan.

16                                            General

16.1                                  The Board may amend any of the provisions of the Plan in any way it thinks fit. The Company shall notify any amendment to a key feature of the Plan to HMRC.  For this purpose a key feature is one which relates to a provision that is necessary in order to meet the requirements of the Schedule.

16.2                                  The decision of the Board on any matter relating to the interpretation of the Rules of the Plan or any other matter concerning the Plan shall be final and binding.

16.3                                  The Company may terminate the Plan (by issuing a Plan termination notice in accordance with paragraph 89 of the Schedule) at any time, without prejudice to Participants’ rights or obligations in respect of Awards which have already been made.

16.4                                  The Company shall not be required to take any action in breach of any statute, order, regulation or government directive or The London Stock Exchange Model Code for Securities Transactions by Directors of Listed Companies (or any code adopted by the Company in similar or substantially the same form).

16.5                                  The Board shall have the power from time to time to make and vary such regulations (not being inconsistent with the Plan) for the implementation and administration of the Plan as it may think fit.

16.6                                  Any communications to be given to a Participant in connection with the Plan shall be delivered or sent by post to him at his home address (as recorded in the Company’s records). Notices sent by post to a Participant shall be deemed to have been given 48 hours after posting.

16.7                                  A person who is not a party to an Award has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Award.

17                                            Data Protection

It is a condition of participation in the Plan that a Participant agrees to the holding of information about him by the Company and any other Group Company (the “Information Holder”) and that he authorises the Information Holder and its agents and/or advisers to use such information according to these Rules for the purposes of this Plan.  It is a further condition of participation in this Plan that each Participant agrees that data concerning his participation may be processed by agents and/or advisers of the Information Holder (wherever located) and, where necessary, transmitted outside of the United Kingdom.

18                                            Governing law

Save where expressly stated to the contrary, the Plan and all ancillary documentation are governed by and shall be construed in accordance with English law.